Exhibit 15.1

Baker Tilly WM LLP 1500 - 401 Bay Street Toronto, Ontario
Canada M5H 2Y4
T: +1 416.368.7990
F: +1 416.368.0886

toronto@bakertilly.ca
www.bakertilly.ca

Consent of Independent Auditor

We hereby consent to the use in this Annual Report on Form 20-F (the “Annual Report”) of Engine Gaming and Media, Inc. (formerly, Engine Media Holdings, Inc.) (the “Company”) of:

-	our report dated November 29, 2022, relating to the consolidated financial statements of the Company as at and for the years ended August 31, 2022 and 2021; and
-	our report dated November 26, 2021, relating to the consolidated financial statements of the Company as at and for the years ended August 31, 2021 and 2020;

each of which is included in the financial statement exhibits to the Company’s Annual Report.

We also consent to the incorporation by reference of the above-mentioned reports in the following Registration Statements of the Company:

-	Registration Statement – Form F-10 (as amended) – File No. 333-254709
-	Registration Statement – Form S-8 – File No. 333-257418

Chartered Professional Accountants, Licensed Public Accountants

/s/ Baker Tilly WM LLP

Toronto, Canada
December 29, 2022